EXHIBIT 99.2

For further information contact
Terry Trovato, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces First Quarter 2008
Reporting Date and Conference Call

Natchez, MS (May 5, 2008)--Callon Petroleum Company (NYSE: CPE) today announced its first quarter results of operations will be released on Wednesday afternoon, May 7, 2008.  A conference call discussing the results and current activity is scheduled for 10 a.m. Central Daylight Time Thursday, May 8, 2008.

The conference call may be accessed live over the internet through the Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.

In addition, a telephone recording of the conference call will be available from noon May 8 until noon May 9 Central Daylight Time, and may be accessed by dialing1-800-633-8284 and entering Reservation Number 21382292.

Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties primarily in the offshore waters of the Gulf of Mexico. Over 80 percent of Callon’s proved reserves are located in the deepwater region, with approximately 55 percent consisting of crude oil.  Callon’s properties and operations are geographically concentrated in Louisiana, Alabama and the offshore waters of the Gulf of Mexico.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

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